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                                                                    Exhibit 23.3


                         Independent Auditors' Consent

The Stockholders and Board of Directors
POSCO HULS Co., Ltd.:

We consent to incorporation by reference in Amendment No. 4 to the registration statement on Form S-3 of MEMC Electronic Materials, Inc. of: our report dated January 11, 1999, relating to the balance sheets of POSCO HULS Co., Ltd. as of December 31, 1998 and 1997, and related statements of operations, appropriation (disposition) of retained earnings (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998, which report is included in the Form 8-K/A dated March 16, 1999 of MEMC Electronic Materials, Inc.; our report dated January 10, 1998, except as to note 18 which is as of February 9, 1999, relating to the balance sheets of POSCO HULS Co., Ltd. as of December 31, 1997 and 1996, and the related statements of earnings, appropriation (disposition) of retained earnings (deficit) and cash flows for the year ended December 31, 1997 and 1996, which report is included in the Form 10-K/A Amendment No. 3 of MEMC Electronic Materials, Inc.; and to the reference to our firm under the heading "Experts" in the registration statement.

                                             /s/ KPMG San Tong Corp.

Seoul, Korea
March 19, 1999